Exhibit 99.1

News Release	CORPORATION

7140 Office Circle
P.O. Box 15600
Evansville, IN 47716-0600

	Investor Relations Contact:	Todd Taylor
	Phone:	(812) 962-5105

	Media Contact:	Eva Schmitz
	Phone:	(812) 962-5011

FOR IMMEDIATE RELEASE

Accuride Corporation Reports Second Quarter Results for 2009

•        Continued softness in commercial truck markets

•        Liquidity at quarter-end of $47.6 million

•        Negotiations with lenders continue

EVANSVILLE, Ind. — August 6, 2009 — Accuride Corporation (OTCBB:  AURD), a leading manufacturer and supplier of commercial vehicle components, today announced its financial results for the second quarter ended June 30, 2009.

The Company reported results of $135.2 million in net sales for the second quarter of 2009, compared to $244.9 million for the second quarter of 2008, a decrease of 44.8 percent.  The Company reported a net loss of $36.1 million, or ($1.00) per diluted share compared with net income of $3.4 million or $0.10 per diluted share, in the prior year.  Cash and cash equivalents at the end of the quarter were $47.6 million.

Industry Overview

The Company continues to be impacted by the prolonged weakness within the commercial vehicle market.  The three major segments Accuride supplies (North America Class 5-8 vehicles, U.S. Trailers, and the related aftermarket channels) have all suffered year-over-year losses mainly due to the deep economic recession, which has translated into a declining freight environment.

During the second quarter, backlogs and order boards throughout the industry were plagued with large gaps, which forced OEMs to idle production for several weeks.  As a result, year over year Class 8 production fell approximately 59 percent while Class 5-7 and U.S. Trailer production decreased 58 percent and 51 percent, respectively.

Although the weakness in the economy continues, there is a growing view that a bottom is near.  Preliminary signs of stability are being recorded, as some indicators are becoming less negative and there is a growing consensus for a recovery beginning sometime in 2010.

•                  The housing market appears to be stabilizing and showing modest signs of improvement. May housing starts were up from March and April levels, while existing home sales had their best month since October 2008.

•                  The June Institute of Supply Management’s Index posted its strongest reading since last September at 44.8, inching closer to the point of non-contraction.

•                  Retail sales rose 0.6 percent in June, which was the largest gain since January.  The June increase follows a 0.4 percent increase in May.

“Despite the depressed industry volume, Accuride has so far successfully secured over $42 million in new business wins during the year,” stated Bill Lasky, Accuride’s President, CEO, and Chairman of the Board.  “With our production facilities streamlined, we will be well positioned to realize the true value of these wins with the inevitable market recovery.”

Three Months Operating Results

	Three Months Ended June 30,
	2009		2008

Net sales:
Wheels	$54,220	40.1%	$105,154	43.0%
Components	73,067	54.0%	127,359	52.0%
Other	7,919	5.9%	12,406	5.0%
Total net sales	$135,206	100%	$244,919	100.0%
Gross profit:
Wheels	(843)	(1.6)%	17,072	16.2%
Components	(9,100)	(12.5)%	2,873	2.3%
Other	1,503	19.0%	3,378	27.2%
Corporate	(581)	—%	(1,973)	—%
Total gross profit	(9,021)	(6.7)%	21,350	8.7%

Loss from operations	(21,511)	(15.9)%	8,589	3.5%

Net income (loss)	$(36,071)	(26.7)%	$3,375	1.4%
Diluted income (loss) per share	$(1.00)		$0.10

Net sales for the second quarter were $135.2 million, a decrease of 44.8 percent, compared to net sales of $244.9 million in the second quarter of 2008.  The decrease in net sales is primarily a result of the reduced demand in the commercial vehicle industry.  Sales decreased in the Wheels and Components segments by 48.4 percent and 42.6 percent, respectively.

Gross profit decreased $30.4 million to a loss of $9.0 million.  Gross profit in the Wheels segment decreased $17.9 million to a loss of $0.8 million primarily due to the contribution lost on the reduced sales demand of $51.0 million.  Gross profit in the Components segment decreased $12.0 million to a loss of $9.1 million due to reduced sales of $54.3 million and recognition of a lease abandonment charge of $3.2 million.

The Company reported an operating loss of $21.5 million compared to operating income of $8.6 million in the prior year period, which includes approximately $1.5 million of expenses incurred in the current period due to professional and other fees related to our temporary waiver agreement and on-going discussions with our lenders.

The Company reported a net loss of $36.1 million compared to net income of $3.4 million for the same three month period in 2008.  The loss was primarily a result of the lower gross profit due to the reduction in sales volume.

Six Months Operating Results

	Six Months Ended June 30,
	2009		2008

Net sales:
Wheels	$111,105	39.8%	$209,164	43.3%
Components	147,123	52.8%	248,118	51.3%
Other	20,554	7.4%	25,847	5.4%
Total net sales	278,782	100.0%	483,129	100.0%
Gross profit:
Wheels	6,740	6.1%	37,243	17.8%
Components	(19,551)	(13.3)%	(7,942)	(3.2)%
Other	5,367	26.1%	7,188	27.8%
Corporate	(1,537)	—%	(2,870)	—%
Total gross profit	(8,981)	(3.2)%	33,619	7.0%

Loss from operations	(33,695)	(12.1)%	7,204	1.5%

Net loss	$(67,126)	(24.1)%	$(8,366)	(1.7)%
Diluted (loss) per share	$(1.85)		$(0.24)

Year to date net sales were $278.8 million, a decrease of 42.3 percent compared to net sales of $483.1 million in the first half of last year.  The decrease in net sales was realized at both of the larger segments and was primarily a result of the reduced demand in 2009.

Gross profit decreased to a loss of $9.0 million from a profit of $33.6 million in the prior year. Similarly, operating profit was a loss of $33.7 million compared to $7.2 million in profit last year.  Both decreases were primarily the result of a $204.3 million reduction in sales offset in part by ongoing cost reductions.

The Company reported a net loss of $67.1 million compared to a net loss of $8.4 million in the prior year.

Liquidity & Debt

Adjusted EBITDA was a negative $3.5 million for the second quarter of 2009, compared to $19.7 million for the same period in 2008.  Adjusted EBITDA was a negative $2.1 million for the first six months of 2009, compared to $38.2 million in the prior year.  The purpose and reconciliation of Adjusted EBITDA for the Company to the most directly comparable GAAP measure is set forth in the accompanying schedules.

As of June 30, 2009, the Company had cash of $47.6 million and total debt of $628.4 million resulting in net debt of $580.8 million.  For the second quarter of 2009, cash used in operating activities was $0.6 million and capital expenditures totaled $7.2 million, resulting in negative free cash flow of $7.8 million, compared to negative free cash flow of $13.5 million in the second quarter of 2008.

On July 8, 2009, Accuride announced a temporary waiver agreement reached with the lenders party to its Fourth Amended and Restated Credit Agreement. The temporary waiver, which addresses any failure to comply with certain financial covenants in the Credit Agreement, continues through August 15, 2009.

In exchange for the waiver, Accuride agreed to provide detailed and regular financial information to a Steering Committee that has been formed to represent the lenders in their negotiations with Accuride and to comply with other restrictions, including restrictions on incurring additional debt, making investments, and selling assets. In addition, Accuride has agreed to maintain an average liquidity of $35 million over a rolling five business day period and a minimum liquidity of $30 million, subject to specified Steering Committee discretion. The temporary waiver is subject to certain early termination events, including the occurrence of other events of default under the Credit Agreement and payment by Accuride of interest on its outstanding senior subordinated notes.

To maintain compliance with the temporary waiver, the Company did not pay the approximate $11.7 million of interest due August 3, 2009, to the holders of its 8 ½ percent Senior Subordinated Notes due 2015 (Notes) and intends to use the existing 30-day grace period provided in the Note indenture to continue discussions regarding a capital restructuring with its lenders.  Under the indenture, failure to make this interest payment would not constitute an event of default that permits acceleration of the note until the expiration of the 30-day grace period.

Due to the short term nature of the temporary waiver, we have classified our debt as current as of June 30, 2009 in accordance with U.S. GAAP.  The Company is currently discussing the possibility of a waiver extension with lenders.

If we are unable to obtain permanent waivers, extensions of the waivers, or restructure the Term B Loan Facility prior to August 15, 2009, and satisfactorily address the Senior Subordinated Notes interest payment due at the end of the grace period, a default would arise with respect to these obligations, which could also trigger cross accelerations on our indebtedness.  In such an event, absent other arrangements we would be required to repay all outstanding indebtedness immediately.  In that event, we would not have sufficient liquidity available to repay such indebtedness and, unless the Company were able to obtain additional capital resources, waivers or other accommodations, the Company would be unable to continue to fund its operations or continue its business, thereby potentially requiring us to seek relief under the U.S. Bankruptcy Code.

The Company will conduct a conference call to review its second quarter results on Thursday, August 6, 2009, at 10:00 a.m. Central Time.  The phone number to access the conference call is (866) 825-3308 in the United States, or (617) 213-8062 internationally, access code 91456270.  The conference call will be accompanied by a slide presentation, which can be accessed through the investor relations section of the Company’s web site.  A replay will be available beginning August 6, 2009, at 1 p.m. Central Time, continuing to August 13, 2009, by calling (888) 286-8010 in the United States, or (617) 801-6888 internationally, access code 95185728.  The financial results for the three-month and six-month period ended June 30, 2009, will also be archived at http://www.accuridecorp.com.

Accuride Corporation is one of the largest and most diversified manufacturers and suppliers of commercial vehicle components in North America.  Accuride’s products include commercial vehicle wheels, wheel-end components and assemblies, truck body and chassis parts, seating assemblies and other commercial vehicle components.  Accuride’s products are marketed under its brand names, which include Accuride, Gunite, Imperial, Bostrom, Fabco, Brillion, and Highway Original.  For more information, visit Accuride’s website at http://www.accuridecorp.com.

Forward-looking statements

Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, hopes, beliefs and intentions on strategies, or statements about future conditions in the economy or the commercial vehicle market.  It is important to note that the Company’s actual future results could differ materially from those expressed or implied in such forward-looking statements, and are subject to a number of risks, uncertainties and other factors.  These factors could include, among others, whether the recent Temporary Waiver Agreement under our Credit Agreement provides sufficient time to negotiate an amendment to our Credit Agreement, and/or otherwise address our ongoing liquidity and financing concerns, in addition, such statements are subject to the impact on the Company’s business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including those described in item 1A of Accuride’s Annual Report on Form 10-K for the fiscal year ending December 31, 2008, any forward-looking statement reflects only Accuride’s belief at the time the statements are made.  Accuride cautions you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made, and assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date of this press release.

ACCURIDE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands except per share data)	2009	2008	2009	2008

NET SALES	$135,206	$244,919	$278,782	$483,129
COST OF GOODS SOLD	144,227	223,569	287,763	449,510
GROSS PROFIT (LOSS)	(9,021)	21,350	(8,981)	33,619
OPERATING EXPENSES:
Selling, general and administrative	12,490	12,761	24,714	26,415
INCOME (LOSS) FROM OPERATIONS	(21,511)	8,589	(33,695)	7,204
OTHER INCOME (EXPENSE):
Interest income	244	193	463	725
Interest expense	(15,835)	(8,677)	(29,357)	(24,923)
Loss on extinguishment of debt	—	—	(5,389)	—
Other income (expense), net	1,543	933	2,354	(121)
INCOME (LOSS) BEFORE INCOME TAXES	(35,559)	1,038	(65,624)	(17,115)
INCOME TAX PROVISION (BENEFIT)	512	(2,337)	1,502	(8,749)
NET INCOME (LOSS)	$(36,071)	$3,375	$(67,126)	$(8,366)

Weighted average common shares outstanding—basic	36,252	35,430	36,210	35,421

Basic income (loss) per share	$(1.00)	$0.10	$(1.85)	$(0.24)

Weighted average common shares outstanding—diluted	36,252	35,518	36,210	35,421

Diluted income (loss) per share	$(1.00)	$0.10	$(1.85)	$(0.24)

ACCURIDE CORPORATION

CONSOLIDATED ADJUSTED EBITDA

(UNAUDITED)

	Historical Results
	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2009	2008	2009	2008

NET INCOME (LOSS)	$(36,071)	$3,375	$(67,126)	$(8,366)
Net interest expense	15,591	8,484	34,283	24,198
Income tax expense (benefit)	512	(2,337)	1,502	(8,749)
Depreciation and amortization	12,393	11,480	24,746	23,168
EBITDA	(7,575)	21,002	(6,595)	30,251
Restructuring, severance and other charges(1)	5,586	(436)	6,751	7,653
Items related to our credit agreement(2)	(1,476)	(848)	(2,208)	304
ADJUSTED EBITDA	$(3,465)	$19,718	$(2,052)	$38,208

Note:

(1)          For the three months ended June 30, 2009, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus (i) $1.5 million in costs associated with the negotiation of the temporary waiver agreement and ongoing discussions with our lenders, (ii) $3.4 million in costs associated the abandonment of a warehouse, and (iii) $0.7million in restructuring costs.  Items (ii) and (iii) affected gross profit and item (i) affected operating expenses.  For the three months ended June 30, 2008, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus (i) ($0.4) million in costs associated with a labor disruption at our facility in Rockford, Illinois, which affected gross profit. For the six months ended June 30, 2009, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus (i) $1.5 million in costs associated with the negotiation of the temporary waiver agreement and ongoing discussions with our lenders, (ii) $3.4 million in costs associated the abandonment of a warehouse, and (iii) $1.9 million in restructuring costs.  Items (ii) and (iii) affected gross profit and item (i) affected operating expenses.  For the six months ended June 30, 2008, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus (i) $7.7 million in costs associated with a labor disruption at our facility in Rockford, Illinois, which affected gross profit.

(2)          Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride’s senior credit facility.  For the three months ended June 30, 2009, items related to our credit agreement consist of foreign currency income and other net income of $1.5 million.  For the three months ended June 30, 2008, items related to our credit agreement consist of foreign currency income and other net income of $0.8 million.  For the six months ended June 30, 2009, items related to our credit agreement consist of foreign currency income and other income or losses of $2.2 million.  For the six months ended June 30, 2008, items related to our credit agreement consist of foreign currency losses and other income or losses of $0.3 million.

Adjusted EBITDA is not intended to represent cash flow as defined by generally accepted accounting principles (“GAAP”) and should not be considered as an indicator of cash flow from operations.  Adjusted EBITDA represents net income before net interest expense, income tax (expense) benefit, depreciation and amortization plus non-recurring items.  However, other companies may calculate Adjusted EBITDA differently.  Accuride has included information concerning Adjusted EBITDA in this press release because Accuride’s management and our board of directors use it as a measure of our performance to internal business plans to which a significant portion of management incentive programs are based.  In addition, future investment and capital allocation decisions are based on Adjusted EBITDA.  Investors and industry analysts use Adjusted EBITDA to measure the Company’s performance to historic results and to the Company’s peer group.  The Company has historically provided the measure in previous press releases and believes it provides transparency and continuity to investors for comparable purposes.  Certain financial covenants in our borrowing arrangements are tied to similar measures.

ACCURIDE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
(In thousands)	2009	2008

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$47,557	$123,676
Customer and other receivables	73,080	78,219
Inventories, net	63,250	78,805
Supplies, net	18,155	18,501
Other current assets	8,957	8,558
Total current assets	210,999	307,759
PROPERTY, PLANT AND EQUIPMENT, net	247,234	258,638
OTHER ASSETS:
Goodwill and other assets	246,492	242,153
TOTAL	$704,725	$808,550
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$40,171	$63,937
Debt	628,429	—
Other current liabilities	63,495	61,681
Total current liabilities	732,095	125,618
LONG-TERM DEBT	—	651,169
OTHER LIABILITIES	114,087	105,578
STOCKHOLDERS’ DEFICIENCY:
Total stockholders’ deficiency	(141,457)	(73,815)
TOTAL	$704,725	$808,550

ACCURIDE CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30,
(In thousands)	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(67,126)	$(8,366)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and impairment	22,286	20,373
Amortization – deferred financing costs	2,127	616
Amortization – other intangible assets	2,460	2,795
Loss on extinguishment of debt	5,389	—
Loss (gain) on disposal of assets	(32)	62
Provision for deferred income taxes	—	(10,230)
Non-cash stock-based compensation	124	1,710
Change in warrant liability	(729)	—
Paid-in-kind interest	3,643	—
Changes in certain assets and liabilities:
Receivables	5,139	(26,650)
Inventories and supplies	15,901	(6,180)
Prepaid expenses and other assets	(4,105)	(8,320)
Accounts payable	(21,519)	3,521
Accrued and other liabilities	4,029	(1,744)
Net cash used in operating activities	(32,413)	(32,413)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(10,729)	(19,852)
Purchase of marketable securities	—	(5,000)
Other	146	(642)
Net cash used in investing activities	(10,583)	(25,494)
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in revolving credit advance	30,626	—
Decrease in revolving credit advance	(53,000)	—
Credit facility amendment fees	(10,797)	—
Other	48	199
Net cash provided by (used in) financing activities	(33,123)	199
DECREASE IN CASH AND CASH EQUIVALENTS	(76,119)	(57,708)
CASH AND CASH EQUIVALENTS—Beginning of period	123,676	90,935
CASH AND CASH EQUIVALENTS—End of period	$47,557	$33,227

Supplemental cash flow information:
Cash paid for interest	$24,199	$22,166
Cash paid for income taxes	$1,691	$3,956
Non-cash transaction:
Purchases of property, plant, and equipment in accounts payable	$2,868	$1,722
Issuance of warrant	$4,655	—

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